UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

SB ONE BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-12569	22-3475473
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Enterprise Dr.

Rockaway, New Jersey 07866

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, the Board of Directors of SB One Bancorp (the “Company”) appointed Adriano Duarte to serve as Chief Financial Officer. Mr. Duarte had been serving as the Company’s interim Chief Financial Officer.

Mr. Duarte, 47, joined the Company in November 2011 and served as Senior Vice President and Assistant Financial Officer of the Company from 2015 to March 2019. Mr. Duarte also served as the Assistant Financial Officer of SB One Bank from 2015 to March 2019. Mr. Duarte has over 20 years of banking experience, including managing financial reporting, accounting and treasury functions. Prior to joining the Company and SB One Bank, Mr. Duarte served as a financial reporting and accounting manager at Investors Savings Bank from 1996 to 2011. Mr. Duarte is a licensed Certified Public Accountant and member of the American Institute of Certified Public Accountants. Mr. Duarte received a Bachelor of Science and a Master of Business Administration degree from Rutgers, The State University of New Jersey. Mr. Duarte also is an officer of the New York New Jersey Chapter of Financial Managers Society, Inc., which services financial professionals from community banks, thrifts, and credit unions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB ONE BANCORP

Date: March 14, 2019	By:	/s/ Anthony Labozzetta
Anthony Labozzetta
President and Chief Executive Officer